Exhibit 10.5

CAPLEASE, INC.

Performance Share Award Agreement

THIS AGREEMENT dated as of the __ day of ___________, 2013, between CAPLEASE, INC., a Maryland corporation (the “Company”) and ________________ (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2004 Stock Incentive Plan (the “Plan”), a copy of which has been made available to the Participant. All terms defined in the Plan have the same meaning given them in the Plan.

1.             Performance Share Award. Pursuant to the Plan, the Company, on ________ __, 2013 (the “Date of Grant”) granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an award of _________ Performance Shares (which number of Performance Shares is referred to as the “Target Performance Shares”). Subject to the terms and conditions herein set forth, the Participant may earn and become vested in between 0% and 200% of the Target Performance Shares.

2.             Dividend Equivalent Rights. The grant of the Performance Shares includes the right to earn additional shares of Common Stock based on the percentage of Target Performance Shares that are earned and become vested and the cash dividends paid on an equivalent number of shares of Common Stock during the Measurement Period or, if earlier, the date this award is settled in accordance with paragraph 6. Dividend equivalents will be accumulated, without interest, and will be settled in accordance with paragraph 6.

3.             Earning Performance Shares. Except as provided in paragraph 5, the Participant shall earn a percentage of the Target Performance Shares based on the Company’s TSR during the Measurement Period relative to the Peer Group TSR during the Measurement Period in accordance with the following table:

Company TSR Relative	Percentage of Target
To Peer Group TSR	Performance Shares Earned

Less than 25th Percentile	0%

At Least 25th Percentile (Threshold) But Less Than 50th Percentile	50%

At Least 50th Percentile (Target) But Less Than 75th Percentile	100%

75th Percentile (Maximum) or Above	200%

The percentage of the Target Performance Shares earned shall be determined using straight line interpolation if the Company’s TSR relative to the Peer Group TSR is more than the Threshold but less than the Target or more than the Target but less than the Maximum.

4.             Vesting Before a Change in Control. The percentage of Target Performance Shares that are earned in accordance with paragraph 3 shall be vested or forfeited as provided in paragraph 4(a), 4(b) or 4(c), as applicable; provided, however, that this paragraph 4 shall not apply if there is a Control Change Date during the Measurement Period (in which event paragraph 5 shall apply).

(a)            Continued Employment. The percentage of the Target Performance Shares earned in accordance with paragraph 3 shall be vested on the last day of the Measurement Period if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the last day of the Measurement Period.

(b)            Termination Without Cause, With Good Reason. If the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date during the Measurement Period that the Participant’s employment with the Company and its Affiliates is terminated by the Company or an Affiliate without Cause or the date that the Participant resigns with Good Reason, then (i) the Performance Shares shall remain outstanding following such termination and (ii) a Pro Rata Amount of the percentage of the Target Performance Shares earned in accordance with paragraph 3 shall be vested (and the balance of the Performance Shares shall be forfeited) on the last day of the Measurement Period.

(c)            Death, Disability, Retirement. If the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date that the Participant’s employment with the Company and its Affiliates ends on account of death, Disability or Retirement, then (i) the Performance Shares shall remain outstanding following such termination and (ii) a Pro Rata Amount of the percentage of the Target Performance Shares earned in accordance with paragraph 3 shall be vested (and the balance of the Performance Shares shall be forfeited) on the last day of the Measurement Period; provided, however, that no Performance Shares or related dividend equivalents will vest on account of Retirement unless the Participant, during the remainder of the Measurement Period, complies with any restrictive covenants prescribed by the Committee.

(d)            Other Terminations. Except as provided in paragraphs 4(b), 4(c) and 5, the Participant’s interest in the Performance Shares shall be forfeited on the date that the Participant’s employment with the Company and its Affiliates ends before the last day of the Measurement Period.

(e)            Unearned Performance Shares. Except as provided in paragraph 5, Performance Shares that are not earned in accordance with paragraph 3 shall be forfeited on the last day of the Measurement Period.

5.             Earning Performance Shares and Vesting After Change in Control. This paragraph 5 applies if a Control Change Date occurs during the Measurement Period and the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until (i) the Control Change Date or (ii) if earlier, the date the Participant’s employment with the Company and its Affiliates ends during the Measurement Period on account of death, Disability or Retirement. If this paragraph 5 applies, the percentage of the Target Performance Shares earned and the date that they vest shall be determined under paragraph 5(a) or 5(b), as applicable.

(a)            Continuation, Assumption, etc. This paragraph 5(a) applies if, following the Change in Control either (i) the Performance Shares remain outstanding and the Common Stock continues to be listed for trading on a national securities exchange or (ii) the Performance Shares are assumed by the surviving entity in the Change in Control or are converted into a substitute award of equal value denominated in shares of common stock of the surviving entity and in either case the common stock of the surviving entity is listed for trading on a national securities exchange. If this paragraph 5(a) applies, then the Participant shall earn 100% of the Target Performance Shares. The Participant shall vest in the Target Performance Shares as follows:

(x) If the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date, then the Participant shall vest in 100% of the Target Performance Shares on the last day of the Measurement Period if the Participant’s employment with the Company and its Affiliates continues until the earliest of the last day of the Measurement Period or on the date, within twenty-four months after the Control Change Date, that the Participant’s employment with the Company and its Affiliates is terminated by the Company or an Affiliate without Cause or the Participant resigns with Good Reason.

(y) If the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date and the Participant’s employment with the Company and its Affiliates ends before the last day of the Measurement Period on account of death, Disability or Retirement, then the Participant shall vest on the date of such termination in a Pro Rata Amount of 100% of the Target Performance Shares.

(z) If the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of the Participant’s death, Disability, Retirement, termination by the Company or an Affiliate without Cause or resignation with Good Reason, in each case before the last day of the Measurement Period and before a Control Change Date, then the Participant shall vest in a Pro Rata Amount of 100% of the Target Performance Shares on the Control Change Date.

(b)            No Continuation, etc. If paragraph 5(a) is not applicable and the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date, then the Participant shall earn 100% of the Target Performance Shares and the Participant shall vest in 100% of the Target Performance Shares on the Control Change Date. If paragraph 5(a) is not applicable and the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of the Participant’s death, Disability, Retirement, termination by the Company or an Affiliate without Cause or resignation with Good Reason, in each case before the last day of the Measurement Period and before a Control Change Date, then the Participant shall earn and vest in a Pro Rata Amount of 100% of the Target Performance Shares on the Control Change Date.

6.             Settlement. The percentage of Target Performance Shares that are earned and vest shall be settled as soon as practicable after the date that the Participant vests, but no later than March 15 of the year following the year in which the Participant vests. Dividend equivalents attributable to the percentage of the Target Performance Shares that are earned and vest shall be settled on the same date as the Performance Shares. Performance Shares shall be settled in whole shares of Common Stock and a cash payment shall be made for any fractional share and any dividend equivalents.

7.             Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)            Cause. “Cause” means (i) the Participant’s conviction of, or plea of guilty or nolo contendre to, a felony (excluding any felony relating to the negligent operation of an automobile), (ii) the Participant’s intentional failure to substantially perform his reasonably assigned material duties (other than by reason of illness or temporary disability), (iii) the Participant’s willful misconduct in the performance of the Participant’s duties or (iv) the Participant’s material breach of any non-competition or non-disclosure agreement in effect between the Participant and the Company.

(b)            Disability. “Disability” means that the Participant has a permanent and total disability as described in Section 22(e)(3) of the Code.

(c)            Good Reason. “Good Reason” means the Participant’s resignation on account of (i) a reduction in the Participant’s base salary, (ii) a material reduction in the Participant’s titles, duties and responsibilities or the assignment to the Participant of any duties materially inconsistent with the Participant’s position with the Company which in either case is without the consent of the Participant and is not cured within thirty days after written notice to the Company by the Participant, (iii) a requirement by the Company that the Participant relocate to a location other than the New York, New York metropolitan area or (iv) a material breach by the Company of any written employment agreement between the Company and the Participant that is not cured within thirty days after written notice to the Company by the Participant

(d)            Measurement Period. “Measurement Period” means the period beginning on January 1, 2013, and ending on December 31, 2015.

(e)            Peer Group. “Peer Group” means the companies identified on Exhibit I. If the common stock of any company listed on Exhibit I ceases to be publicly traded during the Measurement Period, such company shall be disregarded for purposes of this Agreement and will not be a member of the Peer Group.

(f)            Pro Rata Amount. “Pro Rata Amount” means the product of the percentage of Target Performance Shares earned under paragraph 3 or 5, as applicable, multiplied by a fraction, the numerator of which is the number of days on and after the Date of Grant that the Participant was employed by the Company or an Affiliate and the denominator of which is 1,095.

(g)           Retirement. “Retirement” means the Participant’s resignation from the employ of the Company and its Affiliates on or after attaining age sixty-five or on or after attaining age fifty-five and completion of at least ten years of employment with the Company or an Affiliate (including any predecessor to the Company or an Affiliate).

(h)           TSR. “TSR” means, for the Company and the Peer Group members, as applicable, the average annual total shareholder return (Common Stock price appreciation/depreciation during the Measurement Period plus dividends paid on common stock during the Measurement Period). For purposes of calculating Common Stock price appreciation/depreciation, the Common Stock prices for the beginning and end of the Measurement Period shall be determined by averaging the closing prices of the Common Stock as reported on the New York Stock Exchange or other applicable principal securities exchange on which the Common Stock is traded for each of the trading days during the thirty day period ending on December 31, 2012 (for the beginning of the Measurement Period) and December 31, 2015 (for the end of the Measurement Period). For purposes of calculating TSR, dividends paid during the Measurement Period shall be treated as reinvested in common stock of the Company or the Peer Group members, as applicable.

8.             Shareholder Rights. The Participant shall not have any rights as a shareholder of the Company with respect to the Performance Shares subject to this Agreement until, and then only to the extent that, shares of Common Stock are issued in settlement of the Performance Shares and dividend equivalent rights in accordance with paragraph 6 or shares of Common Stock are issued in accordance with paragraph 5.

9.             Change in Capital Structure. The terms of this Agreement shall be adjusted as the Board determines is equitably required in the event (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board, necessitates such action.

10.           No Right to Continued Employment. This Agreement does not confer upon the Participant any right with respect to continued employment or service with the Company or an Affiliate.

11.           Recoupment Policy. The Participant hereby acknowledges and agrees that the Participant’s rights in the Performance Shares and any shares of Common Stock and cash paid in settlement of the earned and vested Performance Shares are subject to the terms and conditions of the Company’s recoupment or clawback policy as in effect on the Date of Grant and as amended from time to time.

12.           Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions thereof.

13.           Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern.

14.           Governing Law. This Agreement shall be governed by the laws of the State of New York.

15.           Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer and the Participant has affixed his signature hereto.

CAPLEASE, INC.	[PARTICIPANT’S NAME]

By:

EXHIBIT I

Peer Group Companies

Acadia Realty Trust

Cedar Realty Trust, Inc.

CubeSmart

DCT Industrial Trust, Inc.

DuPont Fabros Technology, Inc.

First Potomac Realty Trust

Getty Realty

Gramercy Capital

Healthcare Trust of America, Inc.

Hudson Pacific Properties, Inc.

Kite Realty Group Trust

Lexington Corporate Properties Trust

National Retail Properties, Inc.

NorthStar Realty Finance Corp.

Parkway Properties, Inc.

Rouse Properties, Inc.

Sovran Self Storage, Inc.

Urstadt Biddle Properties, Inc.